Exhibit 99.1

FIRST SAVINGS FINANCIAL GROUP, INC. REPORTS FINANCIAL RESULTS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2024

Jeffersonville, Indiana — October 24, 2024. First Savings Financial Group, Inc. (NASDAQ: FSFG - news) (the "Company"), the holding company for First Savings Bank (the "Bank"), today reported net income of $13.6 million, or $1.98 per diluted share, for the year ended September 30, 2024, compared to net income of $8.2 million, or $1.19 per diluted share, for the year ended September 30, 2023. The core banking segment reported net income of $16.9 million, or $2.47 per diluted share for the year ended September 30, 2024, compared to $14.9 million, or $2.18 per diluted share for the year ended September 30, 2023.

Commenting on the Company’s performance, Larry W. Myers, President and CEO, stated “Fiscal 2024 was, in many ways, a year of rebuilding, repositioning and refinement. A summary of these enhancement actions is provided below. While we’re not entirely pleased with the financial performance in fiscal 2024, we are confident that the Company is well positioned to better perform in fiscal 2025 and the years thereafter regardless of the economic environment. For fiscal 2025 we’ll remain focused on core banking; strong asset quality; selective high-quality lending; core deposit growth; increased SBA lending volume; continued improvement of liquidity, capital and interest rate sensitivity positions; and strategic opportunities. We believe the efforts of fiscal 2024 along with the focus for fiscal 2025 will deliver enhanced shareholder value. Additionally, we’ll continue to evaluate options and strategies that we believe will further position the Company for future success and deliver shareholder value.”

Enhancements Actions During Fiscal Year Ended September 30, 2024

•	Converted the core operating system immediately prior to the beginning of fiscal 2024 and committed to effectively adapt to the new system and gain efficiencies and expense reductions therewith.
•	Ceased national mortgage banking operations in the first fiscal quarter, including sale of the residential mortgage servicing rights portfolio.
•	Implemented additional expense reduction and containment strategies, which were effective.
•	Experienced the net interest margin floor in the second fiscal quarter and recognized expansion in the subsequent quarters, in addition to a slowed paced of deposit migration to higher cost types.
•	Maintained a balance sheet position that is expected to benefit in a potential decreasing rate environment but having limited exposure to potential increasing rates.
•	Remained disciplined in our lending philosophy with respect to both rate expectations and credit quality.
•	Enhanced our review of asset quality, which remains strong, in order to prepare for any potential financial downturn that may occur.
•	Enhanced SBA Lending business development staff with new and replacement hires throughout the fiscal year, plus decreased surplus support staff at the end of the fourth fiscal quarter.

Results of Operations for the Fiscal Years Ended September 30, 2024 and 2023

Net interest income decreased $3.5 million, or 5.7%, to $58.1 million for the year ended September 30, 2024 as compared to the prior year. The tax equivalent net interest margin for the year ended September 30, 2024 was 2.68% as compared to 3.10% for the prior year. The decrease in net interest income was due to a $22.3 million increase in interest expense, partially offset by an $18.8 million increase in interest income. A table of average balance sheets, including average asset yields and average liability costs, is included at the end of this release.

The Company recognized a provision for credit losses for loans of $3.5 million, a credit for unfunded lending commitments of $421,000, and a provision for credit losses for securities of $21,000 for the year ended September 30, 2024, compared to a provision for loan losses of $2.6 million only for the prior year. The provision for credit losses for loans increased primarily due to loan growth and the effects of adopting the Current Expected Credit Loss (CECL) methodology during the year ended September 30, 2024. The Company recognized net charge-offs totaling $527,000 during the year, of which $104,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $1.1 million during the prior year, of which $872,000 was related to unguaranteed portions of SBA loans. Nonperforming loans, which consist of nonaccrual loans and loans over 90 days past due and still accruing interest, increased $3.0 million from $13.9 million at September 30, 2023 to $16.9 million at September 30, 2024.

Noninterest income decreased $12.8 million for the year ended September 30, 2024 as compared to the prior year. The decrease was due primarily to a $14.1 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

Noninterest expense decreased $23.2 million for the year ended September 30, 2024 as compared to the prior year. The decrease was due primarily to decreases in compensation and benefits, data processing expense and other operating expenses of $12.0 million, $2.2 million and $7.8 million, respectively. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. The decrease in data processing expense was due primarily to expenses recognized in the prior year related to the implementation of the new core operating system in August 2023. The decrease in other operating expense was due primarily to a $1.9 decrease in net loss on captive insurance operations due to the dissolution of the captive insurance company in September 2023; a decrease in loss contingency accrual for SBA-guaranteed loans of $754,000 in 2024 compared to an increase of $1.5 million in 2023; a decrease in the loss contingency accrual for restitution to mortgage borrowers of $283,000 in 2024 compared to an increase of $609,000 in 2023; and a decrease of $853,000 in loan expense for 2024 as compared to 2023 due primarily to lower mortgage loan originations related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

The Company recognized income tax expense of $1.0 million for the year ended September 30, 2024 compared to tax expense of $10,000 for the prior year. The increase is primarily due to higher taxable income in the 2024 period. The effective tax rate for 2024 was 7.0%, which was an increase from the effective tax rate of 0.1% in 2023. The effective tax rate is well below the statutory tax rate primarily due to the recognition of investment tax credits related to solar projects in both the 2024 and 2023 periods.

Results of Operations for the Three Months Ended September 30, 2024 and 2023

The Company reported net income of $3.7 million, or $0.53 per diluted share, for the three months ended September 30, 2024, compared to a net loss of $747,000, or $0.11 per diluted share, for the three months ended September 30, 2023. The core banking segment reported net income of $4.1 million, or $0.60 per diluted share, for the three months ended September 30, 2024, compared to $2.3 million, or $0.33 per diluted share, for the three months ended September 30, 2023.

Net interest income decreased $459,000, or 3.0%, to $15.1 million for the three months ended September 30, 2024 as compared to the same period in 2023. The tax equivalent net interest margin was 2.72% for the three months ended September 30, 2024 as compared to 3.03% for the same period in 2023. The decrease in net interest income was due to a $4.5 million increase in interest expense, partially offset by a $4.1 million increase in interest income. A table of average balance sheets, including average asset yields and average liability costs, is included at the end of this release.

The Company recognized a provision for credit losses for loans of $1.8 million, a credit for unfunded lending commitments of $262,000, and a credit for credit losses for securities of $86,000 for the three months ended September 30, 2024, compared to a provision for loan losses of $815,000 only for the same period in 2023. The provision for credit losses for loans increased primarily due to loan growth and the effects of adopting the Current Expected Credit Loss (CECL) methodology during the year ended September 30, 2024. The Company recognized net charge-offs totaling $304,000 during the 2024 period, of which $120,000 was related to unguaranteed portions of SBA loans, compared to net charge-offs of $753,000 during the 2023 period, of which $609,000 was related to unguaranteed portions of SBA loans.

Noninterest income decreased $2.6 million for the three months ended September 30, 2024 as compared to the same period in 2023. The decrease was due primarily to a $3.0 million decrease in mortgage banking income due to the cessation of national mortgage banking operations in the quarter ended December 31, 2023.

Noninterest expense decreased $9.0 million for the three months ended September 30, 2024 as compared to the same period in 2023. The decrease was due primarily to decreases in compensation and benefits expense, data processing expense, and other operating expenses of $4.5 million, $1.5 million and $3.5 million, respectively. The decrease in compensation and benefits expense was due primarily to a reduction in staffing related to the cessation of national mortgage banking operations in the quarter ended December 31, 2023. The decrease in data processing expense was due primarily to expenses recognized in the prior year period related to the implementation of the new core operating system in August 2023. The decrease in other operating expense was due primarily to a $978,000 decrease in the net loss on captive insurance operations due to the dissolution of the captive insurance company in September 2023; a decrease in loss contingency accrual for SBA-guaranteed loans of $14,000 in 2024 compared to an increase of $1.0 million in 2023; and a decrease of $270,000 in loan expense for 2024 as compared to 2023 due primarily to lower mortgage loan originations related to the cessation of the national mortgage banking operations in the quarter ended December 31, 2023.

The Company recognized income tax expense of $145,000 for the three months ended September 30, 2024 compared to income tax benefit of $737,000 for the same period in 2023. The increase was primarily due to higher taxable income in the 2024 period.

Comparison of Financial Condition at September 30, 2024 and September 30, 2023

Total assets increased $161.5 million, from $2.29 billion at September 30, 2023 to $2.45 billion at September 30, 2024. Net loans held for investment increased $193.6 million during the year ended September 30, 2024 due primarily to growth in residential real estate, residential construction, and commercial real estate loans. Loans held for sale decreased by $20.1 million from $45.9 million at September 30, 2023 to $25.7 million, primarily due to the winddown of the national mortgage banking operations. Residential mortgage loan servicing rights decreased $59.8 million during the year ended September 30, 2024, due to the sale of the entire residential mortgage loan servicing rights portfolio during the year.

Total liabilities increased $135.4 million due primarily to increases in total deposits of $199.1 million, which included an increase in brokered deposits of $70.8 million, partially offset by a decrease in FHLB borrowings of $61.5 million. As of September 30, 2024, deposits exceeding the FDIC insurance limit of $250,000 per insured account were 30.1% of total deposits and 13.7% of total deposits when excluding public funds insured by the Indiana Public Deposit Insurance Fund.

Common stockholders’ equity increased $26.1 million, from $151.0 million at September 30, 2023 to $177.1 million at September 30, 2024, due primarily to a $18.4 million decrease in accumulated other comprehensive loss and an increase in retained net income of $7.0 million. The decrease in accumulated other comprehensive loss was due primarily to decreasing long term market interest rates during the year ended September 30, 2024, which resulted in an increase in the fair value of securities available for sale. At September 30, 2024 and September 30, 2023, the Bank was considered “well-capitalized” under applicable regulatory capital guidelines.

First Savings Bank is an entrepreneurial community bank headquartered in Jeffersonville, Indiana, which is directly across the Ohio River from Louisville, Kentucky, and operates fifteen depository branches within Southern Indiana. The Bank also has two national lending programs, including single-tenant net lease commercial real estate and SBA lending, with offices located predominately in the Midwest. The Bank is a recognized leader, both in its local communities and nationally for its lending programs. The employees of First Savings Bank strive daily to achieve the organization’s vision, We Expect To Be The BEST community BANK, which fuels our success. The Company’s common shares trade on The NASDAQ Stock Market under the symbol “FSFG.”

This release may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance. Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.

Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions; changes in market interest rates; changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.

Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this report or made elsewhere from time to time by the Company or on its behalf. Except as may be required by applicable law or regulation, the Company assumes no obligation to update any forward-looking statements.

Contact:

Tony A. Schoen, CPA

Chief Financial Officer

812-283-0724

FIRST SAVINGS FINANCIAL GROUP, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended		Years Ended
OPERATING DATA:	September 30,		September 30,
(In thousands, except share and per share data)	2024	2023	2024	2023
Total interest income	$32,223	$28,137	$121,988	$103,229
Total interest expense	17,146	12,601	63,926	41,655

Net interest income	15,077	15,536	58,062	61,574

Provision for credit losses - loans	1,808	815	3,492	2,612
Provision (credit) for unfunded lending commitments	(262)	-	(421)	-
Provision (credit) for credit losses - securities	(86)	-	21	-

Total provision for credit losses	1,460	815	3,092	2,612

Net interest income after provision for credit losses	13,617	14,721	54,970	58,962

Total noninterest income	2,842	5,442	12,530	25,342
Total noninterest expense	12,642	21,647	52,890	76,122

Income (loss) before income taxes	3,817	(1,484)	14,610	8,182
Income tax expense (benefit)	145	(737)	1,018	10

Net income (loss)	$3,672	$(747)	$13,592	$8,172

Net income (loss) per share, basic	$0.54	$(0.11)	$1.99	$1.19
Weighted average shares outstanding, basic	6,833,376	6,817,365	6,830,466	6,848,311

Net income (loss) per share, diluted	$0.53	$(0.11)	$1.98	$1.19
Weighted average shares outstanding, diluted	6,877,518	6,837,919	6,856,520	6,880,072

Performance ratios (annualized)
Return on average assets	0.61%	(0.13)%	0.58%	0.37%
Return on average equity	8.52%	(1.82)%	8.31%	5.04%
Return on average common stockholders' equity	8.52%	(1.82)%	8.31%	5.04%
Net interest margin (tax equivalent basis)	2.72%	3.03%	2.68%	3.10%
Efficiency ratio	70.55%	103.19%	74.92%	87.58%

			QTD		FYTD
FINANCIAL CONDITION DATA:	September 30,	June 30,	Increase	September 30,	Increase
(In thousands, except per share data)	2024	2024	(Decrease)	2023	(Decrease)
Total assets	$2,450,368	$2,393,491	$56,877	$2,288,854	$161,514
Cash and cash equivalents	52,142	42,423	9,719	30,845	21,297
Investment securities	249,719	238,785	10,934	229,039	20,680
Loans held for sale	25,716	125,859	(100,143)	45,855	(20,139)
Gross loans	1,985,146	1,846,769	138,377	1,787,143	198,003
Allowance for credit losses (1)	21,294	19,789	1,505	16,900	4,394
Interest earning assets	2,277,512	2,239,109	38,403	2,083,397	194,115
Goodwill	9,848	9,848	-	9,848	-
Core deposit intangibles	398	438	(40)	561	(163)
Loan servicing rights	2,754	2,860	(106)	62,819	(60,065)
Noninterest-bearing deposits	191,528	201,854	(10,326)	242,237	(50,709)
Interest-bearing deposits (customer)	1,180,196	1,111,143	69,053	1,001,238	178,958
Interest-bearing deposits (brokered)	509,157	399,151	110,006	438,319	70,838
Federal Home Loan Bank borrowings	301,640	425,000	(123,360)	363,183	(61,543)
Subordinated debt and other borrowings	48,603	48,563	40	48,444	159
Total liabilities	2,273,253	2,225,491	47,762	2,137,873	135,380
Accumulated other comprehensive loss	(11,195)	(17,415)	6,220	(29,587)	18,392
Stockholders' equity	177,115	168,000	9,115	150,981	26,134

Book value per share	$25.72	$24.41	$1.31	$21.99	$3.73
Tangible book value per share - Non-GAAP (2)	24.23	22.91	1.32	20.47	3.76

Non-performing assets:
Nonaccrual loans - SBA guaranteed	$5,036	$5,049	$(13)	$5,091	$(55)
Nonaccrual loans	11,906	11,705	201	8,857	3,049
Total nonaccrual loans	$16,942	$16,754	$188	$13,948	$2,994
Accruing loans past due 90 days	-	-	-	-	-
Total non-performing loans	16,942	16,754	188	13,948	2,994
Foreclosed real estate	444	444	-	474	(30)
Troubled debt restructurings classified as performing loans	-	-	-	1,266	(1,266)
Total non-performing assets	$17,386	$17,198	$188	$15,688	$1,698

Asset quality ratios:
Allowance for credit losses as a percent of total gross loans	1.07%	1.07%	0.00%	0.95%	0.13%
Allowance for credit losses as a percent of nonperforming loans	125.69%	118.12%	7.57%	121.16%	4.52%
Nonperforming loans as a percent of total gross loans	0.85%	0.91%	(0.05)%	0.78%	0.07%
Nonperforming assets as a percent of total assets	0.71%	0.72%	(0.01)%	0.69%	0.02%

(1) The Company adopted ASU 2016-13 Topic 326 on October 1, 2023. Allowance was determined using current expected credit loss methodology (CECL) for the quarters ended September, June, and March 2024 and December 2023. Allowance was determined using the previous incurred loss methodology as of September 30, 2023.

(2) See reconciliation of GAAP and non-GAAP financial measures for additional information relating to calculation of these figures.

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED):

The following non-GAAP financial measures used by the Company provide information useful to investors in understanding the Company's performance. The Company believes the financial measures presented below are important because of their widespread use by investors as a means to evaluate capital adequacy and earnings. The following table summarizes the non-GAAP financial measures derived from amounts reported in the Company's consolidated financial statements and reconciles those non-GAAP financial measures with the comparable GAAP financial measures.

	Three Months Ended		Fiscal Year Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net Income (In thousands)
Net income attributable to the Company (non-GAAP)	$3,660	$2,824	$11,674	$12,731
Plus: Reversal of contingent liability, net of tax effect	-	-	212	-
Plus: Record Visa Class C shares, net of tax effect	15	-	342	-
Plus: Decrease in loss contingency for SBA-guaranteed loans, net of tax effect	-	-	492	-
Plus: Adjustment to MSR valuation allowance, net of tax effect	-	-	583	-
Plus: Gain (loss) on premises and equipment, net of tax effect	(3)	-	87	-
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	-	117	-
Plus: Distribution from equity investment, net of tax effect	-	-	85	-
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	-	513
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	-	(429)
Less: Data processing system conversion, net of tax effect	-	(979)	-	(1,119)
Less: MSR valuation allowance for intended sale, net of tax effect	-	(598)	-	(598)
Less: Loss contingency for SBA-guaranteed loans, net of tax effect	-	(779)	-	(1,160)
Less: Mortgage banking loss contingencies, net of tax effect	-	(296)	-	(847)
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	-	(919)	-	(919)
Net income attributable to the Company (GAAP)	$3,672	$(747)	$13,592	$8,172

Net Income per Share, Diluted
Net income per share, diluted (non-GAAP)	$0.53	$0.41	$1.70	$1.85
Plus: Reversal of contingent liability, net of tax effect	-	-	0.03	-
Plus: Record Visa Class C shares, net of tax effect	-	-	0.05	-
Plus: Decrease in loss contingency for SBA-guaranteed loans, net of tax effect	-	-	0.07	-
Plus: Adjustment to MSR valuation allowance, net of tax effect	-	-	0.09	-
Plus: Gain (loss) on premises and equipment, net of tax effect	-	-	0.01	-
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	-	0.02	-
Plus: Distribution from equity investment, net of tax effect	-	-	0.01	-
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	-	0.07
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	-	(0.06)
Less: Data processing system conversion, net of tax effect	-	(0.14)	-	(0.16)
Less: MSR valuation allowance for intended sale, net of tax effect	-	(0.09)	-	(0.09)
Less: Loss contingency for SBA-guaranteed loans, net of tax effect	-	(0.11)	-	(0.17)
Less: Mortgage banking loss contingencies, net of tax effect	-	(0.05)	-	(0.12)
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	-	(0.13)	-	(0.13)
Net income per share, diluted (GAAP)	$0.53	$(0.11)	$1.98	$1.19

Core Banking Net Income (In thousands)
Net income attributable to the Core Bank (non-GAAP)	$4,081	$5,046	$15,449	$18,338
Plus: Reversal of contingent liability, net of tax effect	-	-	212	-
Plus: Record Visa Class C shares, net of tax effect	15	-	342	-
Plus: Adjustment to MSR valuation allowance, net of tax effect	-	-	583	-
Plus: Gain (loss) on premises and equipment, net of tax effect	(3)	-	87	-
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	-	117	-
Plus: Distribution from equity investment, net of tax effect	-	-	85	-
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	-	513
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	-	(429)
Less: Data processing system conversion, net of tax effect	-	(979)	-	(1,119)
Less: MSR valuation allowance for intended sale, net of tax effect	-	(598)	-	(598)
Less: Mortgage banking loss contingencies, net of tax effect	-	(296)	-	(847)
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	-	(919)	-	(919)
Net income (loss) attributable to the Core Bank (GAAP)	$4,093	$2,254	$16,875	$14,939

Core Bank Net Income per Share, Diluted
Core Bank net income per share, diluted (non-GAAP)	$0.60	$0.74	$2.26	$2.67
Plus: Reversal of contingent liability, net of tax effect	-	-	0.03	-
Plus: Record Visa Class C shares, net of tax effect	-	-	0.05	-
Plus: Adjustment to MSR valuation allowance, net of tax effect	-	-	0.09	-
Plus: Gain (loss) on premises and equipment, net of tax effect	-	-	0.01	-
Plus: Adjustment to previous data processing contract termination accrual, net of tax effect	-	-	0.02	-
Plus: Distribution from equity investment, net of tax effect	-	-	0.01	-
Plus: Gain from repurchase of subordinated debt, net of tax effect	-	-	-	0.07
Less: Net loss on sales of available for sale securities and time deposits, net of tax effect	-	-	-	(0.06)
Less: Data processing system conversion, net of tax effect	-	(0.14)	-	(0.16)
Less: MSR valuation allowance for intended sale, net of tax effect	-	(0.09)	-	(0.09)
Less: Mortgage banking loss contingencies, net of tax effect	-	(0.05)	-	(0.12)
Less: Professional fees related to mortgage banking loss contingencies, net of tax effect	-	(0.13)	-	(0.13)
Core Bank net income per share, diluted (GAAP)	$0.60	$0.33	$2.47	$2.18

RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL MEASURES (UNAUDITED) (CONTINUED):

Efficiency Ratio (In thousands)
Net interest income (GAAP)	$15,077	$15,536	$58,062	$61,574

Noninterest income (GAAP)	2,842	5,442	12,530	25,342

Noninterest expense (GAAP)	12,646	21,647	52,890	76,122

Efficiency ratio (GAAP)	70.55%	103.19%	74.92%	87.58%

Noninterest income (GAAP)	$2,842	$5,442	$12,530	$25,342
Plus: Record Visa Class C shares	20	-	456	-
Plus: Adjustment to MSR valuation allowance	-	-	777	-
Plus: Gain (loss) on premises and equipment	(4)	-	116	-
Plus: Distribution from equity investment	-	-	113	-
Plus: Gain from repurchase of subordinated debt	-	-	-	684
Less: Net loss on sales of available for sale securities and time deposits	-	-	-	(572)
Less: MSR valuation allowance for intended sale	-	(797)	-	(797)
Noninterest income (Non-GAAP)	2,858	4,645	13,992	24,657

Noninterest expense (GAAP)	$12,642	$21,647	$52,890	$76,122
Plus: Reversal of contingent liability	-	-	283	-
Plus: Decrease in loss contingency for SBA-guaranteed loans	-	-	656	-
Plus: Adjustment to previous data processing contract termination accrual	-	-	156	-
Less: Data processing system conversion	-	(1,305)	-	(1,492)
Less: Loss contingency for SBA-guaranteed loans	-	(1,039)	-	(1,547)
Less: Mortgage banking loss contingencies	-	(395)	-	(1,129)
Less: Professional fees related to mortgage banking loss contingencies	-	(1,225)	-	(1,225)
Noninterest expense (Non-GAAP)	12,642	17,683	53,985	70,729

Efficiency ratio (excluding nonrecurring items) (non-GAAP)	70.49%	87.62%	74.92%	82.02%

Tangible Book Value Per Share	September 30,	June 30,	Increase	September 30,	Increase
(In thousands, except share and per share data)	2024	2024	(Decrease)	2023	(Decrease)
Stockholders' equity, net of noncontrolling interests (GAAP)	$177,115	$168,000	$9,115	$150,981	$26,134
Less: goodwill and core deposit intangibles	(10,246)	(10,286)	40	(10,409)	163
Tangible equity (non-GAAP)	$166,869	$157,714	$9,155	$140,572	26,297

Outstanding common shares	6,887,106	6,883,656	$3,450	6,867,121	19,985

Tangible book value per share (non-GAAP)	$24.23	$22.91	$1.32	$20.47	$3.76

Book value per share (GAAP)	$25.72	$24.41	$1.31	$21.99	$3.73

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED):

	As of
Summarized Consolidated Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2024	2024	2023	2023	2023
Total cash and cash equivalents	$52,142	$42,423	$62,969	$33,366	$30,845
Total investment securities	249,719	238,785	240,142	246,801	229,039
Total loans held for sale	25,716	125,859	19,108	22,866	45,855
Total loans, net of allowance for credit losses	1,963,852	1,826,980	1,882,458	1,841,953	1,770,243
Loan servicing rights	2,754	2,860	3,028	3,711	62,819
Total assets	2,450,368	2,393,491	2,364,983	2,308,092	2,288,854

Customer deposits	$1,371,724	$1,312,997	$1,239,271	$1,180,951	$1,243,475
Brokered deposits	509,157	399,151	548,175	502,895	438,319
Total deposits	1,880,881	1,712,148	1,787,446	1,683,846	1,681,794
Federal Home Loan Bank borrowings	301,640	425,000	315,000	356,699	363,183

Common stock and additional paid-in capital	$27,725	$27,592	$27,475	$27,397	$27,064
Retained earnings - substantially restricted	173,337	170,688	167,648	163,753	166,306
Accumulated other comprehensive income (loss)	(11,195)	(17,415)	(17,144)	(13,606)	(29,587)
Unearned stock compensation	(901)	(999)	(1,096)	(1,194)	(1,015)
Less treasury stock, at cost	(11,851)	(11,866)	(11,827)	(11,827)	(11,787)
Total stockholders' equity	177,115	168,000	165,056	164,523	150,981

Outstanding common shares	6,887,106	6,883,656	6,883,160	6,883,160	6,867,121

	Three Months Ended
Summarized Consolidated Statements of Income	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except per share data)	2024	2024	2023	2023	2023
Total interest income	$32,223	$31,094	$30,016	$28,655	$28,137
Total interest expense	17,146	16,560	15,678	14,542	12,601
Net interest income	15,077	14,534	14,338	14,113	15,536
Provision for credit losses - loans	1,808	501	713	412	815
Provision (credit) for unfunded lending commitments	(262)	158	(259)	-	-
Provision (credit) for credit losses - securities	(86)	84	23	-	-
Net interest income after provision for credit losses	13,617	13,791	13,861	13,701	14,721

Total noninterest income	2,842	3,196	3,710	2,782	5,442
Total noninterest expense	12,642	12,431	11,778	16,039	21,647
Income (loss) before income taxes	3,817	4,556	5,793	444	(1,484)
Income tax expense (benefit)	145	483	866	(476)	(737)
Net income (loss)	$3,672	$4,073	$4,927	$920	$(747)

Net income (loss) per share, basic	$0.54	$0.60	$0.72	$0.13	$(0.11)
Weighted average shares outstanding, basic	6,833,376	6,832,452	6,832,130	6,823,948	6,817,365

Net income (loss) per share, diluted	$0.53	$0.60	$0.72	$0.13	$(0.11)
Weighted average shares outstanding, diluted	6,877,518	6,842,336	6,859,611	6,839,704	6,837,919

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Noninterest Income Detail	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2024	2024	2023	2023	2023
Service charges on deposit accounts	$552	$538	$387	$473	$479
ATM and interchange fees	642	593	585	449	816
Net loss on sales of available for sale securities	-	-	-	-	(11)
Net unrealized gain on equity securities	28	419	6	38	11
Net gain on sales of loans, Small Business Administration	647	581	951	834	538
Mortgage banking income	6	49	53	89	3,018
Increase in cash surrender value of life insurance	363	353	333	329	311
Commission income	294	220	220	222	182
Real estate lease income	122	154	115	115	116
Net gain on premises and equipment	(4)	-	120	-	20
Other income	192	289	940	233	(38)
Total noninterest income	$2,842	$3,196	$3,710	$2,782	$5,442

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Performance Ratios (Annualized)	2024	2024	2023	2023	2023
Return on average assets	0.61%	0.69%	0.92%	0.16%	(0.13)%
Return on average equity	8.52%	9.86%	13.06%	2.42%	(1.82)%
Return on average common stockholders' equity	8.52%	9.86%	13.06%	2.42%	(1.82)%
Net interest margin (tax equivalent basis)	2.72%	2.67%	2.66%	2.69%	3.03%
Efficiency ratio	70.55%	70.11%	65.26%	94.93%	103.19%

	As of or for the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
Consolidated Asset Quality Ratios	2024	2024	2023	2023	2023
Nonperforming loans as a percentage of total loans	0.85%	0.91%	0.82%	0.83%	0.78%
Nonperforming assets as a percentage of total assets	0.71%	0.72%	0.68%	0.69%	0.69%
Allowance for credit losses as a percentage of total loans	1.07%	1.07%	1.02%	1.01%	0.95%
Allowance for credit losses as a percentage of nonperforming loans	125.69%	118.12%	124.01%	121.16%	121.16%
Net charge-offs to average outstanding loans	0.02%	0.01%	0.01%	0.00%	0.04%

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2024	2024	2023	2023	2023
Core Banking Segment:
Net interest income	$14,083	$13,590	$13,469	$13,113	$14,167
Provision (credit) for credit losses - loans	1,339	320	909	(49)	1,266
Provision (credit) for unfunded lending commitments	78	64	(259)	-	-
Provision (credit) for credit losses - securities	(86)	84	23	-	-
Net interest income after provision for credit losses	12,752	13,122	12,796	13,162	12,901
Noninterest income	2,042	2,474	2,537	1,679	2,136
Noninterest expense	10,400	10,192	10,093	10,252	13,559
Income before income taxes	4,394	5,404	5,240	4,589	1,478
Income tax expense	301	689	729	541	3
Net income	$4,093	$4,715	$4,511	$4,048	$1,475

SBA Lending Segment (Q2 Business Capital, LLC):
Net interest income	$994	$944	$869	$1,003	$990
Provision (credit) for credit losses - loans	469	181	(196)	461	(451)
Provision (credit) for unfunded lending commitments	(340)	94	-	-	-
Net interest income after provision for credit losses	865	669	1,065	542	1,441
Noninterest income	800	722	1,173	1,003	367
Noninterest expense	2,242	2,239	1,685	2,146	2,907
Income (loss) before income taxes	(577)	(848)	553	(601)	(1,099)
Income tax expense (benefit)	(156)	(206)	137	(131)	(273)
Net income (loss)	$(421)	$(642)	$416	$(470)	$(826)

Mortgage Banking Segment: (3)
Net interest income (loss)	$-	$-	$-	$(3)	$379
Provision for credit losses - loans	-	-	-	-	-
Provision for unfunded lending commitments	-	-	-	-	-
Net interest income (loss) after provision for credit losses	-	-	-	(3)	379
Noninterest income	-	-	-	100	2,939
Noninterest expense	-	-	-	3,641	5,181
Loss before income taxes	-	-	-	(3,544)	(1,863)
Income tax benefit	-	-	-	(886)	(467)
Net loss	$-	$-	$-	$(2,658)	$(1,396)

(3) National mortgage banking operations were ceased in the quarter ended December 31, 2023 and subsequent immaterial mortgage lending activity is reported within the Core Banking segment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Segmented Statements of Income Information	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2024	2024	2023	2023	2023
Net Income (Loss) Per Share by Segment
Net income per share, basic - Core Banking	$0.60	$0.69	$0.66	$0.59	$0.22
Net income (loss) per share, basic - SBA Lending (Q2 Business Capital, LLC)	(0.06)	(0.09)	0.06	(0.07)	(0.12)
Net income (loss) per share, basic - Mortgage Banking	0.00	0.00	0.00	(0.40)	(0.21)
Total net income (loss) per share, basic	$0.54	$0.60	$0.72	$0.12	$(0.11)

Net Income (Loss) Per Diluted Share by Segment
Net income per share, diluted - Core Banking	$0.60	$0.69	$0.66	$0.59	$0.22
Net income (loss) per share, diluted - SBA Lending (Q2 Business Capital, LLC)	(0.06)	(0.09)	0.06	(0.07)	(0.12)
Net loss per share, diluted - Mortgage Banking	0.00	0.00	0.00	(0.40)	(0.21)
Total net income (loss) per share, diluted	$0.54	$0.60	$0.72	$0.12	$(0.11)

Return on Average Assets by Segment (annualized) (4)
Core Banking	0.71%	0.83%	0.80%	0.73%	0.28%
SBA Lending	(1.71)%	(2.91)%	1.81%	(2.11)%	(3.81)%

Efficiency Ratio by Segment (annualized) (4)
Core Banking	64.50%	63.45%	63.06%	69.31%	83.17%
SBA Lending	124.97%	134.39%	82.52%	106.98%	214.22%

	Three Months Ended
Noninterest Expense Detail by Segment	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2024	2024	2023	2023	2023
Core Banking Segment:
Compensation	$5,400	$5,587	$5,656	$5,691	$6,528
Occupancy	1,554	1,573	1,615	1,481	1,418
Advertising	399	253	205	189	404
Other	3,047	2,779	2,617	2,891	5,209
Total Noninterest Expense	$10,400	$10,192	$10,093	$10,252	$13,559

SBA Lending Segment (Q2 Business Capital, LLC):
Compensation	$1,854	$1,893	$1,933	$1,826	$1,533
Occupancy	55	51	58	91	68
Advertising	17	12	7	10	10
Other	316	283	(313)	219	1,296
Total Noninterest Expense	$2,242	$2,239	$1,685	$2,146	$2,907

Mortgage Banking Segment: (4)
Compensation	$-	$-	$-	$2,146	$3,647
Occupancy	-	-	-	469	395
Advertising	-	-	-	119	129
Other	-	-	-	907	1,010
Total Noninterest Expense	$-	$-	$-	$3,641	$5,181

(4) Ratios for Mortgage Banking Segment are not considered meaningful due to cessation of national mortgage banking operations in the quarter ended December 31, 2023.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
SBA Lending (Q2 Business Capital, LLC) Data	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands, except percentage data)	2024	2024	2023	2023	2023
Final funded loans guaranteed portion sold, SBA	$10,880	$7,515	$15,144	$14,098	$8,431

Gross gain on sales of loans, SBA	$1,029	$811	$1,443	$1,303	$809
Weighted average gross gain on sales of loans, SBA	9.46%	10.79%	9.53%	9.24%	9.60%

Net gain on sales of loans, SBA (5)	$647	$581	$951	$834	$538
Weighted average net gain on sales of loans, SBA	5.95%	7.73%	6.28%	5.92%	6.38%

(5) Inclusive of gains on servicing assets and net of commissions, referral fees, SBA repair fees and discounts on unguaranteed portions held-for-investment.

SUMMARIZED FINANCIAL INFORMATION (UNAUDITED) (CONTINUED):

	Three Months Ended
Summarized Consolidated Average Balance Sheets	September 30,	June 30,	March 31,	December 31,	September 30,
(In thousands)	2024	2024	2023	2023	2023
Interest-earning assets
Average balances:
Interest-bearing deposits with banks	$16,841	$26,100	$24,587	$20,350	$21,631
Loans	1,988,997	1,943,716	1,914,609	1,857,654	1,796,749
Investment securities - taxable	99,834	101,350	102,699	103,728	105,393
Investment securities - nontaxable	158,917	157,991	157,960	159,907	160,829
FRB and FHLB stock	24,986	24,986	24,986	24,968	24,939
Total interest-earning assets	$2,289,575	$2,254,143	$2,224,841	$2,166,607	$2,109,541

Interest income (tax equivalent basis):
Interest-bearing deposits with banks	$209	$324	$261	$249	$266
Loans	29,450	28,155	27,133	26,155	25,214
Investment securities - taxable	910	918	923	942	969
Investment securities - nontaxable	1,685	1,665	1,662	1,687	1,695
FRB and FHLB stock	471	519	499	74	428
Total interest income (tax equivalent basis)	$32,725	$31,581	$30,478	$29,107	$28,572

Weighted average yield (tax equivalent basis, annualized):
Interest-bearing deposits with banks	4.96%	4.97%	4.25%	4.89%	4.92%
Loans	5.92%	5.79%	5.67%	5.63%	5.61%
Investment securities - taxable	3.65%	3.62%	3.59%	3.63%	3.68%
Investment securities - nontaxable	4.24%	4.22%	4.21%	4.22%	4.22%
FRB and FHLB stock	7.54%	8.31%	7.99%	1.19%	6.86%
Total interest-earning assets	5.72%	5.60%	5.48%	5.37%	5.42%

Interest-bearing liabilities
Interest-bearing deposits	$1,563,258	$1,572,871	$1,549,012	$1,389,384	$1,385,994
Fed funds purchased	-	-	-	-	76
Federal Home Loan Bank borrowings	378,956	351,227	333,275	440,786	353,890
Subordinated debt and other borrowings	48,576	48,537	48,497	48,458	48,406
Total interest-bearing liabilities	$1,990,790	$1,972,635	$1,930,784	$1,878,628	$1,788,366

Interest expense:
Interest-bearing deposits	$12,825	$12,740	$12,546	$9,989	$9,457
Fed funds purchased	-	-	-	-	1
Federal Home Loan Bank borrowings	3,521	3,021	2,298	3,769	2,459
Subordinated debt and other borrowings	800	799	833	784	684
Total interest expense	$17,146	$16,560	$15,677	$14,542	$12,601

Weighted average cost (annualized):
Interest-bearing deposits	3.28%	3.24%	3.24%	2.88%	2.73%
Fed funds purchased	0.00%	0.00%	0.00%	0.00%	5.26%
Federal Home Loan Bank borrowings	3.72%	3.44%	2.76%	3.42%	2.78%
Subordinated debt and other borrowings	6.59%	6.58%	6.87%	6.47%	5.65%
Total interest-bearing liabilities	3.45%	3.36%	3.25%	3.10%	2.82%

Net interest income (taxable equivalent basis)	$15,579	$15,021	$14,801	$14,565	$15,971
Less: taxable equivalent adjustment	(502)	(487)	(463)	(452)	(435)
Net interest income	$15,077	$14,534	$14,338	$14,113	$15,536

Interest rate spread (tax equivalent basis, annualized)	2.27%	2.24%	2.23%	2.27%	2.60%

Net interest margin (tax equivalent basis, annualized)	2.72%	2.67%	2.66%	2.69%	3.03%